UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2007

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13550 Hempstead Highway
Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On October 17, 2007, the Rights Agreement between Dril-Quip, Inc. (the “Company”) and ChaseMellon Shareholder Services, L.L.C. dated as of October 17, 1997 (as amended, the “Rights Agreement”), and the rights issued thereunder, expired by their terms. As a result, the shares of the Company’s common stock, $.01 par value per share, no longer are accompanied by a right to purchase, under certain circumstances, the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Series A Preferred Stock”). No shares of the Series A Preferred Stock were outstanding or had been issued, and none will be issued.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the Rights Agreement, as described above under Item 3.03, on October 19, 2007, the Company filed a Certificate of Elimination with respect to the Series A Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware, which effected the elimination of the Certificate of Designations with respect to the Series A Preferred Stock.

A copy of the Certificate of Elimination is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

4.1	Certificate of Elimination with respect to Series A Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Gary D. Smith
Gary D. Smith Co-Chairman and Co-Chief Executive Officer

Date: October 23, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Elimination with respect to Series A Preferred Stock.